UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2015

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-203707

Delaware	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

(302) 752-2688

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On November 19, 2015, Shepherd’s Finance, LLC (the “Company”) entered into an Amendment (the “Amendment”) to its Loan Purchase and Sale Agreement (the “Agreement”) with S.K. Funding, Inc. (the “Buyer”). The Agreement was originally entered into between the Company and Seven Kings Holdings, Inc. (“7Kings”). However, on or about May 7, 2015, 7Kings assigned its right and interest in the Agreement to the Buyer.

The purpose of the Amendment was to allow the Buyer to purchase portions of up to two loans from the Company under parameters different from those specified in the Agreement. The loans are larger than the typical loans sold under the Agreement, and the Buyer is purchasing priority interests of $1,000,000 each. The Buyer has the right to participate in discussions concerning servicing of the loans as the loans age beyond their likely durations. The interest rate accruing to the Buyer is 9.5% calculated on a 365/366 day basis.

The description of the Amendment above is qualified in its entirety by the Amendment to the Loan Purchase and Sale Agreement attached hereto as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 1.01 disclosure.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amendment to the Loan Purchase and Sale Agreement between Shepherd’s Finance, LLC and S.K. Funding, Inc. dated as of November 19, 2015

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shepherd’s Finance, LLC

Date: November 24, 2015	By:	/s/ Daniel M. Wallach

Daniel M. Wallach
Chief Executive Officer and Manager